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                       [DELOITTE & TOUCHE LLP LETTERHEAD]



February 23, 1998



Securities & Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read the comments in Item 4 of the Form 8-K/A Current Report of Fine Host, dated February 11, 1998, and have the following responses:

First paragraph:

         We agree with the comments in the first sentence. We have no basis on which to agree or disagree with the remainder of the paragraph.

Second paragraph:

         We agree with the comments therein.

Third paragraph:

         As to the first sentence, we advise that we have audited the consolidated financial statements of Fine Host Corporation and subsidiaries as of December 25, 1996 and December 27, 1995 and for the three years in the period ended December 25, 1996 (as restated) included in the Company's Form 8-K dated February 6, 1998, and have issued our unqualified report thereon dated February 27, 1997, except for Note 17 as to which the date is January 28, 1998. We have no basis on which to agree or disagree with the comments in the second sentence. We agree with the comments in the third sentence.



Yours truly,

Deloitte & Touche LLP